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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors
Prosperity Bancshares, Inc.

We consent to the incorporation by reference in this Registration Statement of Prosperity Bancshares, Inc. ("Prosperity") on Form S-4 of our report dated February 15, 2002, appearing in the Annual Report on Form 10-K of Prosperity for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the proxy statement-prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
June 25, 2002